UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)
                Kansas                        333-156263                         26-3404322
 (State or other jurisdiction)(Commission file number)(IRS ID No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Agreements of Certain Officers

Effective August 10, 2011, Daniel Reardon was removed as a Director of the Company, Mr. Reardon’s removal was  the result of a philosophical differences with the Company but he did not furnish the Company with any correspondence concerning the circumstances surrounding his removal.

Effective August 10, 2011, the Registrant’s Board of Directors and majority shareholder appointed Paul Guez as an additional director of the Company to fill the vacancy created by the removal of Daniel Reardon. Mr. Guez was then elected Chairman of the Board by the other directors of the company.

Paul Guez, age 66, is a director, president and Chairman of the Board of Blue Holdings, Inc., a Nevada corporation whose common stock trades on the OTC Pink Sheets with a trading symbol of BLHI. Blue Holdings, Inc. designs, develops, markets and distributes high-end fashion jeans, apparel and accessories. Mr. Guez has been with Blue Holdings since 2005. From 2002 to the present, he also been the managing partner of Blue Concept, LLC which is also engaged in the design, marketing, manufacturing and wholesale distribution of premium fashion collections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc.
(Registrant)

Dated: August 10, 2011	By: /s/ Charles Lesser
Charles Lesser, President